  As filed with the Securities and Exchange Commission on July 6, 2000.
                                          Registration No.



               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                   SABRE HOLDINGS CORPORATION
     (Exact Name of Registrant as Specified in Its Charter)

  DELAWARE       4255 AMON CARTER BOULEVARD      75-2662240
  (State or        FORT WORTH, TEXAS 76155         (I.R.S.
    Other            Tel. (817) 963-6400          Employer
Jurisdiction        (Address of Principal      Identification
of Incorporation   Executive Offices Including        No.)
or Organization)          Zip Code)


     SABRE HOLDINGS CORPORATION EMPLOYEE STOCK PURCHASE PLAN
        SABRE HOLDINGS CORPORATION 2000 STOCK OPTION PLAN
                    (Full Title of the Plan)

                        JEFFERY M. JACKSON
  EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                    SABRE HOLDINGS CORPORATION
                    4255 AMON CARTER BOULEVARD
                      FORT WORTH, TEXAS 76155
                          (817) 963-6400
  (Name, Address and Telephone Number, Including Area Code, of
                       Agent For Service)

                 CALCULATION OF REGISTRATION FEE

                               PROPOSED      PROPOSED
  TITLE OF     AMOUNT TO BE    MAXIMUM       MAXIMUM      AMOUNT OF
 SECURITIES     REGISTERED     OFFERING     AGGREGATE    REGISTRATION
    TO BE        (1) (2)        PRICE        OFFERING        FEE
 REGISTERED                  PER UNIT(2)    PRICE (2)        (2)
Class A
Common Stock,
par value $.01
per share       9,000,000       $26.88     $241,920,000    $63,867

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act") this Registration
Statement on Form S-8 (this "Registration Statement") also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described in this Registration Statement.

(1)Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Class A Common Stock which become issuable under the Sabre Holdings Corporation Employee Stock
   Purchase Plan, and the Sabre Holdings Corporation 2000 Stock
   Option Plan (collectively, the "Plans") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Sabre Holdings Corporation Class A
   Common Stock.
(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Class A Common
   Stock as reported on the New York Stock Exchange on June 29,
   2000.

                          INTRODUCTION

     This Registration Statement on Form S-8 is filed by Sabre Holdings Corporation, a Delaware corporation (the "Company"), relating to 9,000,000 Shares of Class A Common Stock, par value $.01 per share (the "Shares"), to be made available pursuant to the terms of the Sabre Holdings Corporation Employee Stock Purchase Plan, and the Sabre Holdings Corporation 2000 Stock Option Plan (collectively, the "Plans").

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1. PLAN INFORMATION.

          Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL
     INFORMATION.

          Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, which previously have been filed by the Company with the Securities and Exchange Commission
(the "Commission"), are incorporated herein by reference into this Registration Statement and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     (b) All reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

     (c) The description of the Shares contained in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on September 16, 1996, which incorporated by reference the section titled
          "Description of Capital Stock" contained in the Prospectus filed as part of the Registrant's
          Registration Statement on Form S-1 (Registration No.
          333-09747).

     All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that the Company has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Company files such report or document.

     Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

          Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Inapplicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the General Corporation Law of the State of
Delaware (the "DGCL") provides that a Delaware corporation may indemnify directors and officers and certain other individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) in which such person is involved because such person is a director or officer of the corporation, if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. No indemnification shall be made to an officer or director or other qualified individual if such person shall have been adjudged to be liable to the corporation unless such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interest of the corporation and only to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought, determines that despite the adjudication of liability such person is fairly and reasonably entitled to such indemnification. If such person is successful on the merits or otherwise in defense of any action, then Section
145 provides that such person shall be indemnified against expenses including attorneys' fees actually and reasonably incurred by that person in connection therewith. Section
102(b)(7) of the DGCL provides that the liability of a director may not be limited or eliminated for the breach of such director's duty of loyalty to the corporation or its stockholders, for such director's intentional acts or omissions not in good faith, for such director's concurrence in or vote for an unlawful payment of a dividend or unlawful stock purchase or redemption or for any improper personal benefit derived by the director from any transaction.

      The Bylaws of the Company provide that the Company will indemnify any person who was or is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to serve at the request of the Company as a director or officer of the Company, or is or was serving or has agreed to serve at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The Company's Bylaws further provide that the Company may indemnify any person who was or is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

      The indemnification referred to in the preceding paragraph will be from and against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom. However, such indemnification will only be provided if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the preceding two sentences, in the case of an action or suit by or in the right of the Company to procure a judgment in its favor (a) the indemnification referred to in this paragraph will be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (b) no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the Company unless, and only to the extent that, the Delaware Court of Chancery (or the court in which such action or suit was brought) determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery (or such other court) deems proper. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, he or she will be indemnified against expenses
(including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding will be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it will ultimately be determined that he or she is not entitled to be indemnified by the Company. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Company's Board of Directors deems appropriate.

      The indemnification described in the preceding two paragraphs will not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw of the Company, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such a person. The

Company will purchase and maintain insurance on behalf of any person who is or was or has agreed to serve at the request of the Company as a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against, and incurred by, him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the Company's Bylaws; provided, however, such insurance must be available on acceptable terms, which determination shall be made by a vote of a majority of the Company's Board of Directors.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

          Inapplicable.

ITEM 8.    EXHIBITS.

              EXHIBIT NO.       DESCRIPTION

                    4.1  Restated Certificate of Incorporation
                         of the Company (incorporated by reference to Exhibit 3.1 to the Company's
                         Registration Statement on Form S-1
                         (Registration No. 333-09747))

                    4.2  Certificate of Amendment to
                         Certificate of Incorporation of the Company
                         (incorporated by reference to Exhibit 3.3 to the Company's Quarterly Report on Form
                         10-Q for the quarter ended June 30, 1999)

                    4.3  Restated Bylaws of the Company
                         (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-09747))

                    4.4  Specimen Certificate representing
                         Class A Common Stock (incorporated by
                         reference to Exhibit 4.1 to the Company's
                         Quarterly Report on Form 10-Q for the
                         quarter ended March 31, 2000)

                    5.1  Legal Opinion of Gibson, Dunn &
                         Crutcher LLP

                    23.1 Consent of Gibson, Dunn & Crutcher
                         LLP (1)

                    23.2 Consent of Ernst & Young LLP,
                         Independent Auditors

                    24.1 Power of Attorney(2)

    (1)    Included in Exhibit 5.1.
    (2) Included on signature page of this registration statement.

ITEM 9.    UNDERTAKINGS.

          A.   RULE 415 OFFERING.

          The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by
          Section 10(a)(3) of the Securities Act,

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
          Statement,

          provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B.   FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT
DOCUMENTS BY REFERENCE.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C.   REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR
FILING OF REGISTRATION STATEMENT ON FORM S-8.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                  [SIGNATURES ON THE NEXT PAGE]

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Worth, Texas, on this 30th day of June, 2000.

                              SABRE HOLDINGS CORPORATION



                              By:    /s/ Jeffery M. Jackson
                              Name:  JEFFERY M. JACKSON
                              Title: Executive Vice
                                     President, Chief Financial
                                     Officer and Treasurer




                        POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints Jeffery M. Jackson and James F. Brashear, or each of them, as his or her attorneys-in-fact to sign his or her name and on his or her behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.


   NAME AND SIGNATURE                TITLE                DATE
/s/ William J. Hannigan
_______________________   Chairman of the Board of     July 3, 2000
William J. Hannigan       Directors, President and
                          Chief Executive Officer
                          (Principal Executive Officer)
/s/ Jeffery M. Jackson
_______________________   Executive Vice President,    June 30, 2000
Jeffery M. Jackson        Chief Financial Officer and
                          Treasurer (Principal Financial
                          Officer and Principal Accounting
                          Officer)

/s/ Edward A. Brennan
_______________________   Director                     July 5, 2000
Edward A. Brennan


/s/ Paul C. Ely, Jr.
_______________________   Director                     July 5, 2000
Paul C. Ely, Jr.


_______________________   Director
Bob L. Martin


_______________________   Director
Glenn W. Marschel, Jr.


/s/ Mary Alice Taylor
_______________________   Director                     July 6, 2000
Mary Alice Taylor


_______________________   Director
Richard L. Thomas


                          EXHIBIT INDEX

                 EXHIBIT         DESCRIPTION
                   NO.

                    4.1  Restated Certificate of Incorporation
                         of the Company (incorporated by reference to Exhibit 3.1 to the Company's
                         Registration Statement on Form S-1
                         (Registration No. 333-09747))

                    4.2  Certificate of Amendment to
                         Certificate of Incorporation of the Company
                         (incorporated by reference to Exhibit 3.3 to the Company's Quarterly Report on Form
                         10-Q for the quarter ended June 30, 1999)

                    4.3  Restated Bylaws of the Company
                         (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-09747))

                    4.4  Specimen Certificate representing
                         Class A Common Stock (incorporated by
                         reference to Exhibit 4.1 to the Company's
                         Quarterly Report on Form 10-Q for the
                         quarter ended March 31, 2000)

                    5.1  Legal Opinion of Gibson, Dunn &
                         Crutcher LLP

                    23.1 Consent of Gibson, Dunn & Crutcher
                         LLP(1)

                    23.2 Consent of Ernst & Young LLP,
                         Independent Auditors

                   24.1 Power of Attorney(2)

          (1)    Included in Exhibit 5.1.
          (2) Included on signature page of this registration statement.